EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

		JURISDICTION OF
NAME	% OWNED	INCORPORATION
BALKAMP	89.6%	INDIANA
EIS, INC.	100.0%	GEORGIA
GENUINE PARTS FINANCE COMPANY	100.0%	DELAWARE
GPC PROCUREMENT COMPANY	100.0%	GEORGIA
NATIONAL AUTOMOTIVE PARTS ASSOCIATION	100.0%	MICHIGAN
MOTION INDUSTRIES	100.0%	DELAWARE
HUB SUPPLY COMPANY	100.0%	KANSAS
S.P. RICHARDS	100.0%	GEORGIA
HORIZON USA DATA SUPPLY, INC.	100.0%	NEVADA
JOHNSON INDUSTRIES, INC.	100.0%	GEORGIA
MANCO TRUCKING	100.0%	ILLINOIS
1ST CHOICE AUTO PARTS, INC.	51.0%	GEORGIA
SERVICE FIRST AUTO, INC.	51.0%	GEORGIA
THE FLOWERS COMPANY	49.0%	NORTH CAROLINA
GENUINE PARTS HOLDINGS, ULC	100.0%	NOVA SCOTIA, CANADA
GENUINE PARTS INVESTMENT COMPANY	100.0%	NOVA SCOTIA, CANADA
GPC MEXICO, S.A. de C.V.	100.0%	PUEBLA, MEXICO
EIS de MEXICO	100.0%	GUADALAJARA, JALISCO, MEXICO
MOTION INDUSTRIES (CANADA), INC.	100.0%	OTTAWA, ONTARIO
S. P. RICHARDS CO. CANADA, INC.	100.0%	BRITISH COLUMBIA, CANADA
UAP INC.	100.0%	QUEBEC, CANADA
GARANAT INC.	100.0%	FEDERAL, CANADA
UAPRO INC.	100.0%	FEDERAL, CANADA
UNITED AUTO PARTS (Eastern) LTD.	100.0%	ONTARIO, CANADA
SERVICES FINANCIERS UAP INC.	100.0%	QUEBEC, CANADA
AUTOMOTEUR TERREBONNE LTEE	100.0%	QUEBEC, CANADA
CENTRE DI CULASSES DU QUEBEC INC.	100.0%	QUEBEC, CANADA
REUSINAGE KNIGHT INC.	100.0%	FEDERAL, CANADA
MTC SUSPENSION INC.	100.0%	QUEBEC, CANADA
LES ENTREPRISES G. GAUDREAU (1986) INC.	100.0%	FEDERAL, CANADA